UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2016

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03. Material Modification to Rights of Security Holders.

On May 6, 2016 (the “Effective Time”), in keeping with stockholder approval obtained at its 2016 annual stockholder meeting, StemCells, Inc. (the “Company”) filed with the State of Delaware a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, which: (1) reduced the authorized number of shares of common stock from 225 million to 200 million, and (2) caused a one-for-twelve stock split of the Company’s issued and outstanding common stock, par value $0.01 per share. As a result of the one-for-twelve reverse stock split (the “Reverse Stock Split”), each twelve shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time was automatically combined into and became one share of Company common stock. Any fractional shares which would otherwise have been due as a result of the Reverse Stock Split were rounded up to the nearest whole share. Also, as a result of the Reverse Stock Split, as of the Effective Time, the per share exercise price of, and the number of shares of common stock underlying, Company stock options, warrants and other derivative securities outstanding at the time were automatically and proportionally adjusted, based on the one-for-twelve split ratio, in accordance with the terms of such options, warrants or other derivative securities, as the case may be.

Immediately after the Effective Time, the Company had 201,000,000 shares of authorized stock, consisting of (i) 200,000,000 shares of common stock, and (ii) 1,000,000 shares of undesignated preferred stock. Immediately after giving effect to the Reverse Stock Split, the Company had no shares of preferred stock outstanding and approximately 11,703,642 shares of common stock outstanding. The Reverse Stock Split did not alter the par value of the common stock or modify any voting rights or other terms of the common stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above is incorporated here by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at 2:00 p.m. local time, at the Company’s headquarters located at 7707 Gateway Blvd., Newark, California, pursuant to notice duly given. Only stockholders of record as of the close of business on March 11, 2016 were entitled to vote at the Annual Meeting. As of March 11, 2016, there were 112,507,589 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, of which 78,369,073 shares of Company common stock were represented, in person or by proxy, constituting a quorum on all matters voted upon.

The final results of the stockholder vote on each proposal brought before the meeting were as follows:
Proposal Number 1 – The stockholders elected each of the two nominees to serve as Class I Directors for a three-year term expiring at the 2019 Annual Meeting.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric Bjerkholt	12,988,016	1,502,481	63,878,576
R. Scott Greer	12,573,226	1,917,271	63,878,576

Proposal Number 2 – The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,665,906	3,794,588	908,579	0

Proposal Number 3 – The stockholders approved the proposed reserve stock split, as described in the accompanying proxy materials.

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,738,869	18,309,734	1,320,470	0

Proposal Number 4 – The stockholders approved the reduction in authorized common stock from 225 million to 200 million, as described in the accompanying proxy materials.

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,971,466	11,354,248	2,043,359	0

Proposal Number 5 – The stockholders approved the sale of up to $16 million in common stock through a committed equity line purchase agreement, as described in the accompanying proxy materials.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,583,079	3,532,746	374,672	63,878,576

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

May 10, 2016	By:	/s/ Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel